EXHIBIT 99.1

Quanex Fiscal First Quarter 2005 Results

         Best-Ever Net Sales and Income from Continuing Operations
       Record Diluted Earnings per Share from Continuing Operations
  FY2005 EPS Expected to be a Record $5.00 to $5.40 versus FY2004 of $2.30

HOUSTON, Feb. 24, 2005 (PRIMEZONE) -- Quanex Corporation (NYSE:NX) today reported record net sales and income from continuing operations for its fiscal first quarter. Diluted earnings per share from continuing operations of $1.31 also established a new record, over four times the year ago quarter of $0.27. Diluted earnings per share were $1.10 after taking into account the impact of the first quarter operating loss of Piper Impact and the associated loss on the sale of the business. The Company's return on invested capital was 11.6%, a 47% improvement from the year ago period.

Quarterly Highlights

 --  Record first quarter net sales were $470.2 million, up 87% over the year ago quarter.

 --  Combined net sales from the Company's December 31, 2003, acquisitions of MACSTEEL Monroe and TruSeal Technologies were
     $123.7 million in the quarter.

 --  Record income from continuing operations for the quarter was
     $33.7 million compared to $6.6 million in the year ago quarter.

 --  Combined first quarter earnings of MACSTEEL Monroe and TruSeal
     Technologies contributed $0.36 (after interest expense) to diluted earnings per share versus $0.04 per share reported for one month's combined results in last year's first quarter.

 --  Total debt to capitalization was 36.8%; cash and equivalents at quarter end were $28.2 million.

 --  The Company completed the acquisition of Mikron Industries, a leading supplier of vinyl and composite window profiles serving the North American market, on December 9, 2004.

 --  Piper Impact was sold on January 25, 2005.

                            1st qtr 2005    1st qtr 2004    inc/(dcr)

 Net Sales                     $470.2         $252.0          87%
 Operating Income                59.1           11.0         437%
 Income from Continuing Ops.     33.7            6.6         411%

 EPS: Basic Earnings from
  Continuing Ops.               $1.35          $0.27         400%

 EPS: Diluted Earnings
  from Continuing Ops.           1.31           0.27         385%

Segment Commentary

 Vehicular Products

                           1st qtr 2005    1st qtr 2004    inc/(dcr)

 Net Sales                     $274.6         $131.0         110%
 Operating Income                44.2            9.6         360%

The Vehicular Products segment is focused on providing customers with value-added, engineered steel bar and extrusion products. Key market drivers are light vehicle and heavy duty truck builds.

"North American light vehicle builds were up about 3% during our first quarter compared to the year ago quarter, and demand from heavy duty truck customers continued to grow, with overall production up some 60% over last year's first quarter. We ran all three of our engineered steel bar operations at very high utilization rates," said Raymond A. Jean, chairman and chief executive officer. "Segment operating income for the quarter compared to the year ago quarter benefited from new customer programs, cost improvements, higher selling prices, falling scrap costs and the acquisition of MACSTEEL Monroe. The Monroe facility is now demonstrating its strong earnings potential," continued Jean.

 Building Products
                      1st qtr 2005      1st qtr 2004       inc/(dcr)
 Net Sales            $195.6             $121.0            62%
 Operating Income    22.1                5.0           342%

The Building Products segment is focused on providing window and door OEM customers with engineered products and components, and is a large producer of common alloy aluminum sheet. Key market drivers are housing starts and remodeling activity.

"Housing starts and remodeling activity during our first quarter remained at surprisingly good levels considering the adverse impact winter weather always brings. Order rates at our window and door components business remained healthy," continued Jean. "Additionally, our aluminum sheet business had an especially strong first quarter. Shipments to our traditional building and construction customers remained excellent, while sales to our capital equipment, service center, and transportation customers remained above year ago levels. This strong demand allowed for higher selling prices during the quarter," Jean said.

Working Capital

"Last year, both our Vehicular Products and Building Products segments made outstanding progress in improving their respective working capital positions and this favorable trend continued into the first quarter. We measure our progress by the improvement in our conversion cycle, which is the sum of inventory days, plus trade receivable days, less payable days, all based on average daily sales. For the first quarter, our conversion cycle improved to 43 days from 57 days in the year ago quarter," said Jean.

Acquisitions

On December 9, 2004, the Company announced the purchase of Mikron Industries. Mikron is an industry-leading manufacturer of engineered vinyl and thermoplastic alloy composite window components, window coverings and door components. "The addition of Mikron is consistent with our strategy of growing our core Engineered Products business," Jean said. "Mikron will allow Quanex to further expand customer offerings into the rapidly growing vinyl and composite window markets and we expect it to be accretive to earnings in the first year," continued Jean.

Fiscal 2005 Outlook

Overall customer demand in the Company's two target markets, vehicular products and building products, is expected to remain robust through fiscal 2005.

Vehicular Products segment - Light vehicle build rates for the second fiscal quarter are expected to remain at healthy levels, albeit down from a year ago, particularly for the domestic producers. However, new programs, ongoing excellent heavy truck demand and the strength in secondary markets including farm and construction equipment, capital goods and defense will keep the segment at high operating rates throughout the second quarter.

Building Products segment - The drivers within the segment remain positive, supported by favorable interest rates and an improving job outlook. The segment will also benefit from very strong organic growth, a more balanced supply/demand aluminum marketplace and the Mikron acquisition.

Taken together, Quanex expects to report record fiscal 2005 diluted earnings per share from continuing operations in the range of $5.00 to $5.40, a significant improvement over fiscal 2004's $2.30. For the second quarter, the Company expects diluted earnings per share from continuing operations to be in the range of $1.40 to $1.50, up from the $0.43 reported in the second quarter 2004. Quanex cautions that the combination of short cycle businesses and volatile raw material input costs makes forecasting problematic.

Other

The Company continues to account for stock options using the current transition provisions of SFAS No. 123. Accordingly, Quanex does not reflect the option expense in its income statement or diluted earnings per share. However, the Company does disclose the impact on net income and diluted earnings per share in the footnotes to its SEC financial statements. Expensing stock options in the first quarter would have reduced net income by about $0.5 million, and would have reduced diluted earnings per share by $0.02.

On January 26, 2005, the Company irrevocably elected, pursuant to the indenture governing its 2.50% convertible senior debentures due 2034, to settle the principal amount of the debentures in cash when they become convertible and are surrendered by the holders thereof. Allowing for this election and using an average stock price of $42.55 for its first fiscal quarter, the Company's diluted earnings per share were reduced by $0.04. The Company estimates that for each $3.00 increase in its stock price, diluted earnings per share will be reduced by $0.01 per quarter. For the second fiscal quarter, the Company expects diluted earnings per share to be reduced by about $0.05, which is reflected in the second quarter guidance.

Dividend Declared

The Board of Directors declared the Company's quarterly cash dividend of $0.135 per share on the common stock, payable March 31, 2005, to shareholders of record on March 15, 2005.

Corporate Profile

Quanex Corporation, with 2004 sales of $1.5 billion, is an industry-leading manufacturer of value-added, engineered materials and components serving the vehicular products and building products markets.

Financial Statistics as of 01/31/05

Book value per common share: $21.13; Total debt to capitalization: 36.76%; Return on invested capital: 11.50%; Return on common equity: 15.67%; Actual number of common shares outstanding: 25,082,452

Definitions

Book value per common share - calculated as total stockholders' equity as of balance sheet date divided by actual number of common shares outstanding;

Total debt to capitalization - calculated as the sum of both the current and long-term portion of debt, as of balance sheet date, divided by the sum of both the current and long-term portion of debt plus total stockholders' equity as of balance sheet date;

Return on invested capital - calculated as the total of the prior 12 months net income plus prior 12 months after-tax interest expense and capitalized interest, the sum of which is divided by the trailing five quarters average total debt (current and long term) and total stockholders' equity;

Return on common equity - calculated as the prior 12 months net income, divided by the trailing five quarters average common stockholders' equity.

Statements that use the words "expect," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's most recent 10-K filing (December 21, 2004) under the Securities Exchange Act of 1934, in particular the sections titled, "Private Securities Litigation Reform Act" contained therein.

For further information, visit the Company's website at www.quanex.com.

The Quanex Corporation logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1117

 QUANEX CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except per share data)
 (Unaudited)
                                                 Three months ended
                                                     January 31,
                                               ----------------------
                                                  2005        2004
                                               ---------    ---------
 Net sales                                     $ 470,183    $ 252,007
 Cost of sales                                   373,812      217,814
 Selling, general and
  administrative expense                          22,134       12,013
 Depreciation and amortization                    15,119       11,587
 Gain on sale of land                                 --         (454)
                                               ---------    ---------
 Operating income                                 59,118       11,047
 Interest expense                                 (2,383)        (925)
 Retired executive life insurance
  benefit                                             --           --
 Other, net                                       (1,920)         440
                                               ---------    ---------
 Income from continuing operations
  before taxes                                    54,815       10,562
 Income tax expense                              (21,104)      (3,915)
                                               ---------    ---------
 Income from continuing operations                33,711        6,647
 Gain (loss) from discontinued operations,
  net of taxes                                    (5,476)        (220)
                                               ---------    ---------
 Net income                                    $  28,235    $   6,427
                                               =========    =========
 Basic earnings per common share:
 Earnings from continuing operations           $    1.35    $    0.27
 Gain (loss) from discontinued operations      $   (0.22)   $   (0.01)
                                               ---------    ---------
 Basic earnings per share                      $    1.13    $    0.26
                                               ---------    ---------
 Diluted earnings per common share:
 Earnings from continuing operations           $    1.31    $    0.27
 Gain (loss) from discontinued operations      $   (0.21)   $   (0.01)
                                               ---------    ---------
 Diluted earnings per share                    $    1.10    $    0.26
                                               ---------    ---------

 Weighted average common shares outstanding:
 Basic                                            24,984       24,477
 Diluted                                          25,770       24,884

 Cash dividends per share                      $  0.1350    $  0.1133

 QUANEX CORPORATION
 INDUSTRY SEGMENT INFORMATION
 (In thousands)
 (Unaudited)

                                    Three months ended
                                         January 31,
                                 --------------------------
                                   2005             2004
                                 ---------        ---------
 Net sales:
  Vehicular Products             $ 274,576        $ 131,046
  Building Products                195,607          120,961
                                 ---------        ---------
   Net sales                     $ 470,183        $ 252,007
                                 ---------        ---------

 Operating income:
  Vehicular Products             $  44,219        $   9,592
  Building Products                 22,147            4,960
  Corporate and Other               (7,248)          (3,505)
                                 ---------        ---------
   Operating Income              $  59,118        $  11,047
                                 ---------        ---------

 QUANEX CORPORATION
 CONSOLIDATED BALANCE SHEETS
 (In thousands)
 (Unaudited)

       January 31,                                    October 31,
 --------------------------------------------------------------------
     2005       2004                                2004       2003
 --------------------------------------------------------------------
                         Assets

 $   28,191  $  10,182   Cash and equivalents    $  41,743  $  22,108
                         Accounts and notes
    196,600    133,308    receivable, net          176,358    104,009
    143,075    113,579   Inventories               115,367     68,626
     10,742      8,987   Deferred income taxes      10,744      5,320
      4,840      6,528   Other current assets        2,363      1,499
                         Current assets of
         --     29,734    discontinued operations    9,759     31,886
 --------------------------------------------------------------------
    383,448    302,318     Total current assets    356,334    233,448
                         Property, plant and
  1,017,387    842,887    equipment                842,147    742,602
                         Less accumulated
   (585,510)  (455,158)   depreciation            (491,165)  (443,869)
 ----------  ---------                           ---------  ---------
                         Property, plant and
    431,877    387,729    equipment, net           350,982    298,733
    197,088    137,730   Goodwill, net             134,670     66,436
                         Cash surrender value
                          insurance policies,
     24,122     25,061    net                       24,439     24,536
     88,463     29,283   Intangibles, net           27,556      2,755
      9,350      5,808   Other assets                9,391      3,517
                         Long-term assets of
                          discontinued
      2,678     53,100    operations                26,150     53,689
 --------------------------------------------------------------------
 $1,137,026  $ 941,029     Total assets          $ 929,522  $ 683,114
 ====================================================================

                         Liabilities and
                         stockholders' equity

 $  161,924  $ 109,281   Accounts payable        $ 161,674  $  80,791
     54,579     43,587   Accrued liabilities        45,844     33,764
      8,997      7,186   Income taxes payable        4,127      7,641
                         Current maturities of
        483      3,727    long-term debt               456      3,877
                         Current liabilities of
      1,166     12,720    discontinued operations    4,102     14,592
 --------------------------------------------------------------------
                           Total current
    227,149    176,501      liabilities            216,203    140,665
    307,669    225,902   Long-term debt            130,496     15,893
      6,709        262   Deferred pension credits    8,804      7,781
                         Deferred postretirement
      7,709      7,824    welfare benefits           7,745      7,845
     45,284     56,842   Deferred income taxes      53,983     49,938
                         Non-current environmental
      8,966     13,488    reserves                   8,188     13,517
      3,076      2,474   Other liabilities           2,973        283
                         Long-term liabilities
                          of discontinued
        383      2,174    operations                   423      2,033
 --------------------------------------------------------------------
    606,945    485,467    Total liabilities        428,815    237,955
                          Total stockholders'
    530,081    455,562     equity                  500,707    445,159
 --------------------------------------------------------------------
                         Total liabilities and
 $1,137,026  $ 941,029    stockholders' equity   $ 929,522  $ 683,114
 ====================================================================

 QUANEX CORPORATION
 CONSOLIDATED STATEMENTS OF CASH FLOW
 (In thousands)
 (Unaudited)
                                              Three months ended
                                                  January 31,
                                             ----------------------
                                               2005         2004
                                             ---------    ---------
 Operating activities:
  Net income                                 $  28,235    $   6,427
  Loss from discontinued operations              5,476          220

  Net income from continuing operations
  Adjustments to reconcile net income to
   cash provided by operating activities:
    Gain on sale of land                            --         (454)
    Depreciation and amortization               15,269       11,695
    Deferred income taxes                            2        1,501
    Deferred pension and postretirement
     benefits                                   (2,131)      (7,540)
                                             ---------    ---------
                                                46,851       11,849
  Changes in assets and liabilities,
    net of effects from acquisitions
    and dispositions:
     Decrease (Increase) in accounts and
      notes receivable                          (8,922)      (4,507)
     Decrease (Increase) in inventory          (17,778)      (5,255)
     Increase (Decrease) in accounts
      payable                                  (12,669)       6,567
     Increase (Decrease) in accrued
      liabilities                               (8,057)       3,765
     Increase (Decrease) in income
      taxes payable                             12,327         (767)
     Other, net                                   (673)      (2,210)
  Operating cash flow from discontinued
   operations                                     (664)       1,479
                                             ---------    ---------
 Cash provided by operating activities          10,415       10,921
 Investment activities:
  Acquisitions , net of cash acquired         (197,376)    (231,913)
  Proceeds from sale of land                        --          637
  Proceeds from sale of discontinued
   operations                                   11,592           --
  Capital expenditures, net of retirements      (8,816)      (3,950)
  Other, net                                      (353)        (617)
  Cash used for investment activities
   from discontinued operations                   (179)        (201)
                                             ---------    ---------
 Cash used for investment activities          (195,132)    (236,044)
 Financing activities:
  Bank borrowings (repayments), net            170,025      210,000
  Issuance of debentures                            --           --
  Purchases of Quanex common stock                  --           --
  Common dividends paid                         (3,473)      (2,789)
  Issuance of common stock, net                  4,438        6,715
  Other, net                                       165         (738)
                                             ---------    ---------
 Cash provided by financing activities         171,155      213,188
                                             ---------    ---------
   Effect of exchange rate changes on
    cash and equivalents                            10            9
 Decrease in cash                              (13,552)     (11,926)

 Beginning of period cash
  and equivalents                               41,743       22,108
                                             ---------    ---------
 End of period cash and equivalents          $  28,191    $  10,182
                                             =========    =========

CONTACT:
Quanex Corporation
Financial Contact:
  Jeff Galow, 713/877-5327
Media Contact:
  Valerie Calvert, 713/877-5305